EXHIBIT 8.1
FORM OF TAX OPINION
[Letterhead of Wachtell, Lipton, Rosen & Katz]
                    , 2008
MetLife, Inc.
1 MetLife Plaza
Long Island City, NY 11101
Ladies and Gentlemen:
          We have acted as special counsel to MetLife, Inc., a Delaware corporation (“MetLife”), in connection with the following proposed transactions: (i) the spin-off by General American Life Insurance Company, a Missouri corporation, of 100% of the Class B common stock (the “RGA Class B Common Stock”) of Reinsurance Group of America, Incorporated, a Missouri corporation (“RGA”) to Metropolitan Life Insurance Company, a New York corporation (“MLIC”) (“Spin-Off 1”), (ii) the spin-off by MLIC of 100% of the RGA Class B Common Stock to MetLife (“Spin-Off 2”), (iii) the split-off by MetLife of up to 100% of the RGA Class B Common Stock in exchange for common stock of MetLife (the “Split-Off”); and (iv) in the event that MetLife holds any RGA Class B Common Stock following the Split-Off, one or more potential additional split-off transactions, subject to substantially the same terms and conditions as the Split-Off (the “Additional Split-Offs”), and/or one or more private or public exchanges by MetLife of RGA Class B Common Stock for outstanding debt securities issued by MetLife with an initial term of at least 10 years (the “Debt Exchange”) ((i)-(iv), collectively, the “Transactions”). This opinion letter is being delivered in connection with the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) relating to the Transactions filed by RGA with the U.S. Securities and Exchange Commission. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Recapitalization and Distribution Agreement, dated as of June 1, 2008, by and between MetLife and RGA (the “Recapitalization and Distribution Agreement”). Terms used herein shall have the meanings ascribed to them in, and shall be interpreted in accordance with, the applicable federal income tax law and regulations.
          In rendering our opinion, we have examined such documents as we have deemed appropriate, including, but not limited to: (i) the Ruling Request; (ii) the Letter Ruling; (iii) the S-4 Prospectuses; (iv) the Recapitalization and Distribution Agreement; (v) the Amended and

MetLife, Inc.
                     , 2008

Restated Articles of Incorporation; (vi) the Section 382 Shareholder Rights Plan; (vii) the draft term sheet relating to the Private Debt Exchange, if any, between MetLife and the Participating Banks ((iii)-(vii), in each case as amended to the date hereof, collectively, the “Transaction Agreements”), and (viii) such other agreements relating to the Transactions as we have deemed relevant and necessary. We have also obtained such additional information and representations as we have deemed relevant and necessary. At MetLife’s request, we have relied upon, without independent verification, the representations contained in letters from MetLife (the “MetLife Representation Letters”) and RGA (the “RGA Representation Letter”) delivered to us for purposes of this opinion letter (collectively, the “Representation Letters”). We have taken into account certain public filings. We have also obtained information through discussions with MetLife personnel.
          For purposes of rendering this opinion letter, we have assumed, with MetLife’s consent, the following: (i) original documents submitted to us are authentic, documents submitted to us as copies conform to the original documents and all such documents have or will be duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness; (ii) the Transactions will be effected in the manner described in the Ruling Request, the Letter Ruling and the S-4 Prospectuses and in accordance with the provisions of the Transaction Agreements; (iii) the factual and other statements and representations set forth in the Ruling Request, the Letter Ruling, the Transaction Agreements, and the Representation Letters were when made, and as of the effective time of each of the Transactions (the “Effective Time”) will continue to be, true, correct and complete in all material respects, and any such statement or representation that is qualified by knowledge (or similarly qualified) is true and correct without such qualification; (iv) the covenants, agreements, terms and provisions contained in the Transaction Agreements will be performed without waiver or breach of any provision which could affect this opinion; (v) the Split-Off, any Debt Exchange, any Additional Split-Offs and the other transactions described in the Ruling Request and the Letter Ruling will be reported by MetLife and its affiliates and RGA and its affiliates on their respective U.S. federal income tax returns in a manner consistent with the rulings set forth in the Letter Ruling and with the opinions set forth below; (vi) no person will qualify or otherwise become an acquiring person under the Section 382 Shareholder Rights Plan prior to the End Date; (vii) that for federal income tax purposes the only stock RGA has issued and outstanding immediately before Spin-Off 1 is RGA Class A Common Stock and RGA Class B Common Stock; and (viii) the Letter Ruling was when issued, and has been and will be at all relevant times thereafter, in full force and effect and binding on the Service.
          Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and therein, the discussion contained in the Registration Statement under the caption “The Exchange Offer — U.S. Federal Income Tax Consequences of the Exchange Offer,” insofar as it summarizes United States federal income tax law, is our opinion.
          The foregoing opinion is based on the current provisions of the Code and Treasury regulations issued or proposed thereunder and interpretations of the foregoing as expressed in existing court decisions, Revenue Rulings and other published releases and

MetLife, Inc.
                     , 2008

administrative determinations of the Service (including the practices and procedures of the Service in issuing private letter rulings, which are not binding on the Service except with respect to the taxpayer that receives such a ruling), any of which can change at any time. Any such change could apply retroactively and modify the legal conclusions upon which such opinions are based. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Service or the courts. Our opinion does not foreclose the possibility of a contrary determination by the Service or a court of competent jurisdiction, or of a contrary determination by the Service or the Treasury Department in regulations or rulings issued in the future. The Service or a court may disagree with the conclusions expressed in this letter, or may challenge the adequacy of the substantiation by MetLife and RGA of the statements and representations on which we have relied, on which we express no opinion. Our opinion is limited as described above, and we do not express an opinion on any other tax aspect of the Transactions or on any related transactions.
          In rendering the foregoing opinion, we express no opinion on the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion letter is rendered as of the date hereof and we undertake no obligation to update this opinion letter or advise MetLife or any other party of any changes in the event there is any change in the legal authorities, facts, assumptions or documents on which this opinion letter is based (including the taking of any action by any party to the Transaction Agreements pursuant to any waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter, unless we are specifically engaged to do so.
          We are furnishing this opinion to you in connection with the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose. We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

Very truly yours,